Exhibit 99.1

Refco Inc. Appoints Stephen M. Brecher Director; Prior Board Resigns

NEW YORK, Jan. 13 /PRNewswire-FirstCall/ -- Refco Inc. (OTC: RFXCQ - News) announced today that Stephen M. Brecher, CPA, CIRA and a member of the New York Bar, has been appointed to serve as an independent member of the company's board of directors. At the same time, Refco announced that all of its current directors resigned from the board, effective January 12, 2006. Mr. Brecher was appointed by the Board prior to the resignations.

The Company intends to appoint additional independent directors to the Board going forward.

Mr. Brecher is presently a Managing Director of Greenwich Corporate Strategy Group LLC. Prior to that he served as a Principal at XRoads Solutions Group, an international consulting firm. Mr. Brecher was with KPMG (and its predecessor Peat Marwick) from June 1967 to June 2000 where he was the partner-in-charge of the firm's International Bank Practice.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of the 1995. In this press release, all statements other than statements of historical fact are forward looking statements that involve risks and uncertainties and actual results could differ materially from those set forth in the forward-looking statements. These forward-looking statements are based on assumptions that we have made in light of our experience and on our perceptions of historical events, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Because of these factors, we caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward looking statement speaks only as of today. It is impossible for us to predict how new events or developments may affect us. The Company disclaims any intention or obligation to update or revise any forward-looking statements, either to reflect new information or developments or for any other reason.